AUBURN NATIONAL
BANCORPORATION,
INC. AND SUBSIDIARIES
EXHIBIT 21.1 - SUBSIDIARIES
DIRECT SUBSIDIARIES
JURISDICTION OF INCORPORATION
AuburnBank
Alabama
INDIRECT SUBSIDIARIES
Banc of Auburn, Inc.
Alabama
Auburn Mortgage Corporation
Alabama